EXHIBIT 4.1

FORTIETH SUPPLEMENTAL INDENTURE
FORTIETH SUPPLEMENTAL INDENTURE (this “Fortieth Supplemental Indenture”), dated as of September 27, 2019, among T-Mobile USA, Inc. (the “Company”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 28, 2013 (the “Base Indenture”) as amended and supplemented with respect to the Company’s (a) 6.500% Senior Notes due 2024 pursuant to the Fifteenth Supplemental Indenture dated as of November 21, 2013 (the “6.500% 2024 Notes”), (b) 6.000% Senior Notes due 2023 pursuant to the Seventeenth Supplemental Indenture dated as of September 5, 2014 (the “6.000% 2023 Notes”), (c) 6.375% Senior Notes due 2025 pursuant to the Eighteenth Supplemental Indenture dated as of September 5, 2014 (the “6.375% 2025 Notes”), (d) 6.500% Senior Notes due 2026 pursuant to the Twentieth Supplemental Indenture dated as of November 5, 2015 (the “6.500% 2026 Notes”), (e) 6.000% Senior Notes due 2024 pursuant to the Twenty-First Supplemental Indenture dated as of April 1, 2016 (the “6.000% 2024 Notes”), (f) 4.000% Senior Notes due 2022 pursuant to the Twenty-Third Supplemental Indenture dated as of March 16, 2017 (the “4.000% 2022 Notes”), (g) 5.125% Senior Notes due 2025 pursuant to the Twenty-Fourth Supplemental Indenture dated as of March 16, 2017 (the “5.125% 2025 Notes”), (h) 5.375% Senior Notes due 2027 pursuant to the Twenty-Fifth Supplemental Indenture dated as of March 16, 2017 (the “5.375% 2027 Notes”), (i) 4.000% Senior Notes due 2022 pursuant to the Twenty-Sixth Supplemental Indenture dated as of April 27, 2017 (the “4.000% 2022-1 Notes”), (j) 5.125% Senior Notes due 2025-1 pursuant to the Twenty-Seventh Supplemental Indenture dated as of April 28, 2017 (the “5.125% 2025-1 Notes”), (k) 5.375% Senior Notes due 2027-1 pursuant to the Twenty-Eighth Supplemental Indenture dated as of April 28, 2017 (the “5.375% 2027-1 Notes”), (l) 5.300% Senior Notes due 2021 pursuant to the Twenty-Ninth Supplemental Indenture dated as of May 9, 2017 (the “5.300% 2021 Notes”), (m) 4.500% Senior Notes due 2026 pursuant to the Thirty-Second Supplemental Indenture dated as of January 25, 2018 (the “4.500% 2026 Notes”), (n) 4.750% Senior Notes due 2028 pursuant to the Thirty-Third Supplemental Indenture dated as of January 25, 2018 (the “4.750% 2028 Notes”), (o) 4.500% Senior Notes due 2026-1 pursuant to the Thirty-Fifth Supplemental Indenture dated as of April 30, 2018 (the “4.500% 2026-1 Notes”) and (p) 4.750% Senior Notes due 2028-1 pursuant to the Thirty-Sixth Supplemental Indenture dated as of April 30, 2018 (the “4.750% 2028-1 Notes” and together with the 6.500% 2024 Notes, the 6.000% 2023 Notes, the 6.375% 2025 Notes, the 6.500% 2026 Notes, the 6.000% 2024 Notes, the 4.000% 2022 Notes, the 5.125% 2025 Notes, the 5.375% 2027 Notes, the 4.000% 2022-1 Notes, the 5.125% 2025-1 Notes, the 5.375% 2027-1 Notes, the 5.300% 2021 Notes, 4.500% 2026 Notes, the 4.750% 2028 Notes and the 4.500% 2026-1 Notes, the “Notes”), and as amended and supplemented by the Eleventh Supplemental Indenture dated as of May 1, 2013, the Twelfth Supplemental Indenture dated as of July 15, 2013, the Sixteenth Supplemental Indenture dated as of August 11, 2014, the Nineteenth Supplemental Indenture dated as of September 28, 2015, the Twenty-Second Supplemental Indenture dated as of August 30, 2016, the Thirtieth Supplemental Indenture dated as of May 9, 2017, the Thirty-First Supplemental Indenture dated as of January 25, 2018, the Thirty-Fourth Supplemental Indenture dated as of April 26, 2018, the Thirty-Seventh Supplemental Indenture dated as of May 20, 2018, the Thirty-Eighth Supplemental Indenture dated as of December 20, 2018 and the Thirty-Ninth Supplemental Indenture dated as of December 20, 2018 (the Base Indenture as so amended and supplemented, the “Indenture”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Fortieth Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:
1.    Defined Terms. As used in this Fortieth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fortieth Supplemental Indenture refer to this Fortieth Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantors hereby agree to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.
3.    Notices. All notices or other communications to the Company and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.    Governing Law. THIS FORTIETH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
6    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fortieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company.
7.    Counterpart Originals. This Fortieth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Fortieth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fortieth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fortieth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Fortieth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
8.    Headings, etc. The headings of the Articles and Sections of this Fortieth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fortieth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first above written.
LAYER3 TV, INC.
LAYERG, LLC
L3TV CHICAGOLAND CABLE SYSTEM, LLC
L3TV COLORADO CABLE SYSTEM, LLC
L3TV DALLAS CABLE SYSTEM, LLC
L3TV DC CABLE SYSTEM, LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC
L3TV PHILADELPHIA CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
PUSHSPRING, INC.
THEORY MOBILE, INC.

By:    /s/ J. Braxton Carter
    Name:    J. Braxton Carter
    Title:    Executive Vice President and
        Chief Financial Officer

T-MOBILE USA, INC.

By:    /s/ J. Braxton Carter
    Name:    J. Braxton Carter
    Title:    Executive Vice President and
        Chief Financial Officer

T-MOBILE US, INC.

By:    /s/ J. Braxton Carter
    Name:    J. Braxton Carter
    Title:    Executive Vice President and
        Chief Financial Officer

IBSV LLC
IOWA WIRELESS SERVICES HOLDING CORPORATION
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE VENTURES LLC
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.

By:    /s/ J. Braxton Carter
    Name:    J. Braxton Carter
    Title:    Authorized Person

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:    /s/ Jeffrey Schoenfeld
    Name:    Jeffrey Schoenfeld
    Title:    Vice President

By:    /s/ Irina Golovashchuk
    Name:    Irina Golovashchuk
    Title:    Vice President
Schedule I

Name	Jurisdiction of Organization
Layer3 TV, Inc.	Delaware
LayerG, LLC	Delaware
L3TV Chicagoland Cable System, LLC	Delaware
L3TV Colorado Cable System, LLC	Delaware
L3TV Dallas Cable System, LLC	Delaware
L3TV DC Cable System, LLC	Delaware
L3TV Detroit Cable System, LLC	Delaware
L3TV Los Angeles Cable System, LLC	Delaware
L3TV Minneapolis Cable System, LLC	Delaware
L3TV New York Cable System, LLC	Delaware
L3TV Philadelphia Cable System, LLC	Delaware
L3TV San Francisco Cable System, LLC	Delaware
L3TV Seattle Cable System, LLC	Delaware
PushSpring, Inc.	Delaware
Theory Mobile, Inc.	Delaware